Exhibit 3.2

                                     BYLAWS

                         NATIONAL PENN BANCSHARES, INC.

                      (A Pennsylvania Business Corporation)

                                    ARTICLE I

                            Meetings of Shareholders

     Section 1.01. Place of Meeting. Meetings of shareholders of the Corporation shall be held at such place, within the Commonwealth of Pennsylvania or elsewhere, as may be fixed by the Board of Directors. If no place is so fixed, they shall be held at the office of the Corporation at Boyertown, Pennsylvania.

     Section 1.02. Annual Meeting. The annual meeting of shareholders for the election of directors whose terms are expiring and the transaction of any other business which may be brought properly before the meeting shall be held on such date and at such time as the Board of Directors shall determine from time to time. If for any reason such meeting is not held at the time fixed therefor, such election may be held at a subsequent meeting called for that purpose.

     Section 1.03. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or the Chief Executive Officer or by any other person or persons authorized by statute. Such meetings shall be held on such date and time as may be fixed by the Board of Directors or the Secretary or, in the absence of such designation, as fixed by the person or persons calling the meeting.

     Section 1.04. Notice of Meetings. Notice of all annual meetings of shareholders shall be given by the Secretary. Written notice of the date, place, and time of all meetings of shareholders, and of the general nature of the business to be transacted at special meetings, shall be mailed by first class mail to each shareholder of record entitled to vote at the meeting at least ten days prior to the day named for the meeting, unless a greater period of notice is by law required in a particular case.

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     Section 1.05. Organization. At every meeting of the shareholders, the
Chairman of the Board or, if there is no such Chairman or if he is absent, the senior present Vice Chairman of the Board or, if there is no such Vice Chairman or if he is absent, the President or, in his absence, the senior present Vice President or, in his absence, a chairman chosen by the shareholders, shall act as chairman, and the Secretary or, in his absence, a person appointed by the Chairman, shall act as secretary.

     Section 1.06. Quorum; Action by Shareholders. The presence, in person or by proxy, of the shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter. Unless otherwise provided herein, or in the Articles of Incorporation or by law, any action to be taken by vote of the shareholders shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

     Section 1.07. Procedure for Nomination of Candidates for Director. Nominations for election to the Board of Directors may be made by the Board of Directors and by any holder of any outstanding shares of the Corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made in writing and shall be delivered or mailed to the Corporation at its principal office not less than 14 days prior to any meeting of shareholders called for the election of directors whose terms expire at such meeting and shall contain the same information to the extent known to the notifying shareholder as that required to be stated by the Corporation in its proxy statement for the nominees of the Board of Directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such notice of nomination shall be mailed or delivered to the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Nominations not made in accordance with this section in his discretion, be disregarded by the

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chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

     Section 1.08. Financial Statements. Financial statements shall be sent to shareholders annually as prescribed by law, but such statements need not be examined by a certified public accountant or by a firm thereof.

                                   ARTICLE II
                                    Directors

     Section 2.01. Number and Term of Office. There shall be such number of directors who shall be divided into such classes and who shall be elected to serve for such terms of office as is provided in the Articles of Incorporation.

     Section 2.02. Vacancies. Vacancies on the Board of Directors, should they occur for whatever reason, including vacancies resulting from death, resignation, retirement, disqualification, or an increase in the number of directors, shall be filled by a majority vote of the remaining directors though less than a quorum. Each director elected by the Board of Directors pursuant to this Section 2.02 shall hold such office for a term expiring at the annual meeting of shareholders at which the term of the class to which he has been elected expires and until his successor is elected and qualified.

     Section 2.03. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     Section 2.04. Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the

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transaction of other business at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

     Section 2.05. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board. Notice of such meetings need not be given.

     Section 2.06. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, a Vice Chairman of the Board, if any, the President or one-third or more of the directors in office. Notice of the date, time, place, and general nature of the business to be transacted at each special meeting shall be given by telephone, telegram, letter or in person, unless such notice is waived, by or at the direction of the person or persons authorized to call such meeting, to each director, at least forty-eight hours in advance of the meeting.

     Section 2.07. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board or, if there is no such Chairman or if he is absent, the senior present Vice Chairman of the Board or, if there is no such Vice Chairman or if he is absent, the President or, in his absence, a chairman chosen by a majority of the directors present. The Secretary or, in his absence, a person appointed by the Chairman, shall act as secretary.

     Section 2.08. Quorum; Action by Board. Except to the extent that a greater number is required by law, a majority of all of the directors in office shall constitute a quorum for the transaction of business at any meeting, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

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     Section 2.09. Participation in Meetings. One or more directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

     Section 2.10. Compensation. Fees and expenses payable for services as a director or member of a committee of the Board of Directors shall be in such amounts as shall be determined by the Board of Directors, except that no person who receives a salary from the Corporation as an officer or employee thereof shall receive any compensation as a director or a member of a committee of the Board of Directors.

     Section 2.11. Directors and Emergency Officers Succession. In the event of an emergency resulting from warlike damage or an attack on the United States or any nuclear disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation under the direction of its directors and officers as contemplated by these Bylaws, the officers and employees of the Corporation shall continue to conduct the affairs of the Corporation under such guidance from the directors as may be available, subject to conformance with any governmental directives during the emergency.

     The officers shall have authority to execute and carry into effect any and all of the actions, duties, and powers which may be authorized by governmental directives for operations during emergencies, including the power to curtail, limit, suspend, or resume any operation of the Corporation and change the location of any office of the Corporation.

     The officers at the time of such emergency shall have the broadest powers to perform any and all acts which may be necessary for the purposes set forth in the preceding paragraphs, including power to employ additional officers and employees, to purchase and acquire or contract for the use of any services, real estate, equipment, and other supplies, materials, and resources as they may deem necessary or appropriate for the continued conduct of the operations of the

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Corporation on such terms and conditions as to them shall seem desirable, and to obligate the Corporation to pay the expenses thereof.

     In order to provide for automatic succession of authority among the officer personnel of the Corporation in such an emergency, the priorities of seniority and succession of authority may be established and delegated to and among the officers of the Corporation by resolution of the Board of Directors. The officer in authority under the terms of the resolution shall have the power to assign and reassign functions and duties among any of the other officers of the Corporation.

     Any authority granted to such officers herein shall be subject to the authority otherwise vested in the Board of Directors, but shall not be deemed to be restricted in any way by the inability on the part of the Board of Directors to act.

     Section 2.12. Age Qualification and Mandatory Retirement of Directors. No person who has attained the age of sixty (60) years and is not then a director shall be qualified for nomination or for election to the Board of Directors. No person who has attained the age of seventy (70) years and was not a director on April 27, 1983, shall be qualified for nomination or election to the Board of Directors. No person who has attained the age of seventy-two (72) years shall be qualified for nomination or for election to the Board of Directors.

     No person who was a director on April 27, 1983, shall be qualified to serve as a director from and after the date of the annual meeting of shareholders that comes after his seventy-second birthday, and no person who was not a director on April 27, 1983, shall be qualified to serve as a director from and after the date of the annual meeting of shareholders that comes after his seventieth birthday. Accordingly, a director, upon attaining such age, shall retire from the Board of Directors effective on the date of the annual meeting of shareholders that comes after the date upon which he attains such age. The failure of any director to retire as provided in this section shall constitute proper cause for the Board of Directors to declare vacant the office of such director.

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     Section 2.13. Director Emeritus. A director who is ineligible for reelection to the Board because of age shall be eligible to serve as Director Emeritus. Such a Director may be named by the Board annually at its reorganization meeting, but may not serve more than three consecutive terms. A Director Emeritus shall have the privilege of attending all meetings of the Board and shall have the opportunity of sharing his experience with the Board, but shall have none of the responsibilities of a member of the Board, and shall have no vote on matters put before the Board.

     The terms "Director," "Board," or "Board of Directors" where used in these Bylaws shall not be deemed to apply to or to include a Director Emeritus.

                                   ARTICLE III
                                   Committees

     Section 3.01. Executive Committee. There shall be an Executive Committee consisting of such directors as shall from time to time be appointed by the Board of Directors on the recommendation of the Chief Executive Officer. The Board of Directors shall designate the Chairman of the Executive Committee. The Executive Committee shall meet on call of the Chairman of the Executive Committee, the Chairman of the Board, any Vice Chairman of the Board, or the President. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation conferred by the Bylaws or otherwise, including, without limiting the generality of the foregoing, the power to review and act upon Corporation matters involving employee compensation, donations, insurance, pension and profit sharing, and long-range planning. Except to the extent that a greater number is required by law, a majority of all of the members of the Executive Committee in office shall constitute a quorum for the transaction of business at any meeting, and the acts of a majority of the members present at a meeting at which a quorum is present shall be the acts of the Executive Committee. The Executive Committee shall keep a record of its proceedings and report its actions to the next following meeting of the Board of Directors.

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     Section 3.02. Audit Committee. There shall be an Audit Committee which shall consist entirely of outside Directors to be appointed annually by the Board of Directors on the recommendation of the Chief Executive Officer. The object of the Audit Committee shall be to give additional assurance of the integrity of the financial information used by the management of the Corporation and by the Board in making decisions, and the integrity of the financial information used by the management of the Corporation and by the Board in making decisions, and the integrity of the financial information distributed to the shareholders and the public at large. The Audit Committee shall review the internal audit controls of the Corporation and shall have the authority to cause and supervise such examinations and audits to be made by public accountants of the books and affairs of the Corporation and subsidiary companies as it, in its discretion, deems advisable. The Audit Committee also shall review audit policies, oversee internal audits, review external audits, and review any examination reports. Members of management of the Corporation, or any of its subsidiary companies, whether or not directors of the Corporation, may be invited by the Audit Committee to attend meetings thereof.

     Section 3.03. Other Committees. The Board of Directors may, at any time and from time to time, appoint such other standing or special committees to perform such duties and make such investigations and reports as the Board of Directors shall by resolution determine. Such committees shall determine their own organization and times and places of meeting, unless otherwise directed by such resolution.

                                   ARTICLE IV
                                    Officers

     Section 4.01. Officers. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and may include a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.

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     Section 4.02. Qualifications. The officers shall be natural persons of full age.

     Section 4.03. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors.

     Section 4.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     Section 4.05. Chairman of the Board. The Board of Directors may elect one of its members to be Chairman of the Board. He shall preside at all meetings of the Board of Directors. He shall also have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors, as well as any other powers specifically conferred upon him by these Bylaws.

     Section 4.06. Vice Chairman of the Board. The Board of Directors may elect one or more of its members to be a Vice Chairman of the Board. In the absence of the Chairman, the senior present Vice Chairman shall preside at meetings of the Board of Directors. Each Vice Chairman shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors.

     Section 4.07. President. The President shall, in the absence of the Chairman and the Vice Chairmen, or if no Chairman or Vice Chairmen have been elected, preside at any meeting of the Board of Directors. The President shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of President, or imposed by these Bylaws. He shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors.

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     Section 4.08. Chief Executive Officer. The Board of Directors may designate the Chairman of the Board, and Vice Chairman of the Board or the President as Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He, or such persons as shall be designated by him, shall sign, execute, acknowledge, verify, deliver, and accept, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation; and, in general, he shall have general executive powers as well as such other powers and duties as may be conferred upon or assigned to him by the Board of Directors.

     Section 4.09. Vice Presidents. The Board of Directors may elect one or more Executive Vice Presidents and may elect or appoint one or more Senior Vice Presidents and Vice Presidents. Each such person shall have such powers and duties as may be conferred upon or assigned to him by the Board of Directors or the Chief Executive Officer.

     Section 4.10. Secretary. The Secretary shall attend to the giving of all notices required by these Bylaws to be given. He shall keep accurate minutes of meetings of the Board of Directors and shall serve as Secretary to all shareholder meetings. He shall be custodian of the corporate seal, records, documents, and papers of the Corporation including election returns and proceedings of shareholder meetings. He shall provide for the keeping of proper records of all transactions of the Corporation assigned to him, from time to time, by the Board of Directors or the Chief Executive Officer, and he shall have all other powers and duties pertaining by law, regulation, or practice, to the office of Secretary, or imposed by these Bylaws, or as may from time to time be conferred upon or assigned to him by the Board of Directors or the Chief Executive Officer.

     Section 4.11. Assistant Secretaries. In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and,

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when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be conferred upon or assigned to them respectively by the Board of Directors, the Chief Executive Officer, or the Secretary.

     Section 4.12. The Treasurer. The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, to endorse checks, drafts, and warrants in its name and on its behalf, and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be conferred upon or assigned to him by the Board of Directors or the Chief Executive Officer.

     Section 4.13. Assistant Treasurers. In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be conferred upon or assigned to them respectively by the Board of Directors, the Chief Executive Officer, or the Treasurer.

     Section 4.14. Compensation of Officers and Others. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board of Directors so to do.

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                                    ARTICLE V
               Limitation of Directors' Liability; Indemnification

     Section 5.01. To the fullest extent permitted by the Directors' Liability Act (42 Pa. C.S. ss.8361 et seq.) and the Business Corporation Law of the Commonwealth of Pennsylvania, a director of the Corporation shall not be personally liable to the Corporation, its shareholders, or others for monetary damages for any action taken or any failure to take any action unless the director has breached or failed to perform the duties of his or her office, as set forth in the Directors' Liability Act, and such breach or failure constitutes self-dealing, willful misconduct, or recklessness. The provisions of this Article Fifth shall not apply with respect to the responsibility or liability of a director under any criminal statute or the liability of a director for the payment of taxes pursuant to local, state, or federal law.

     Section 5.02. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     (b) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article Fifth.

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     (c) The indemnification and advancement of expenses provided by this
Article Fifth shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     (d) The Corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article Fifth or otherwise, to or for the benefit of any person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Fifth.

     Section 5.03. The limitation of liability provided in Section 5.01 of this Article Fifth and the right to indemnification provided in Section 5.02 of this Article Fifth shall apply to any action or any failure to take any action occurring on or after January 27, 1987.

     Section 5.04. Notwithstanding anything herein contained to the contrary, this Article Fifth may not be amended or repealed and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 80% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the Corporation entitled to cast at least 80% of the votes which all shareholders of the Corporation are then entitled to cast, except that if the Business Corporation Law or the Directors' Liability Act is amended or any other statute is enacted so as to decrease the exposure of directors to liability or to increase the indemnification rights available to directors, officers, or others, then this Article Fifth and any other provision of these Bylaws inconsistent with

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such decreased exposure or increased indemnification rights shall be amended, automatically and without further action on the part of shareholders or directors, to reflect such decreased exposure or to include such increased indemnification rights, unless such legislation expressly requires otherwise. Any repeal or modification of this Article Fifth by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation or any right to indemnification from the Corporation with respect to any action or any failure to take any action occurring prior to the time of such repeal or modification.

     Section 5.05. If, for any reason, any provision of this Article Fifth shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article Fifth shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article Fifth shall, to the full extent consistent with law, continue in full force and effect.

     Section 5.06. Article Fifth (as in effect on the day prior to the day on which this new Article Fifth is approved by the shareholders of the Corporation), and all provisions of the Bylaws of the Corporation insofar as they are inconsistent with this Article Fifth, are hereby repealed, except that with respect to acts or omissions occurring prior to January 27, 1987, such former Article Fifth and such other provisions of the Bylaws of the Corporation shall remain in full force and effect.

                                   ARTICLE VI
                          Share Certificates; Transfer

     Section 6.01. Share Certificates. Share certificates shall be signed by the manual, facsimile, printed, or engraved signatures of the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, but one of such signatures shall be a manual

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signature unless the certificates are signed by a transfer agent or a registrar, and shall be sealed with the corporate seal, which may be a facsimile, engraved, or printed seal. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

     Section 6.02. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the owner thereof or by his attorney thereunto authorized, upon surrender of the share certificates to the Secretary or a transfer agent of the Corporation accompanied by a duly executed power of attorney.

     Section 6.03. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain one or more transfer offices or designate one or more transfer agents, where or by which the shares of the Corporation shall be transferable, and also maintain one or more registry offices or designate one or more registrars where or by which the shares shall be registered; and no certificates for shares of the Corporation in respect of which a registrar shall have been designated shall be valid unless countersigned and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of share certificates.

     Section 6.04. Lost, Destroyed, and Mutilated Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new share certificates in lieu of share certificates lost, destroyed, or mutilated, upon such terms and conditions, including the posting of an open-penalty bond, as the Board of Directors may direct.

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                                   ARTICLE VII
                            Miscellaneous Provisions

     Section 7.01. Notice of Meetings. Any notice required to be given by the Corporation to any shareholder, director, or committee member may be (i) delivered personally, (ii) mailed by first class United States mail, postage prepaid, addressed to the shareholder's, director's, or committee member's address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice, or (iii) telegraphed or transmitted by a similar mode of communication to the address identified in clause (ii) above. If notice is sent by mail less than ten days prior to any shareholders', directors', or committee meeting, notice shall be deemed to have been given to the person entitled thereto twenty-four hours after deposit in the United States mail; otherwise, notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or when deposited with a telegraph or other transmitting office for transmission to such person. Any shareholder, director, or committee member may waive notice of any meeting before or after the meeting, and his attendance at a meeting shall constitute a waiver of notice of such meeting, unless he announces at the meeting that he is attending solely for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 7.02. Amendments. Bylaws may be adopted, amended, or repealed by the Board of Directors in the manner provided in Section 2.08 or by the shareholders in the manner provided in Section 1.06.

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Bylaws effective October 1, 1982
Amended April 11, 1984 - Sections 2.01; 2.02
Amended April 9, 1986 - Sections 2.02; 2.12; 3.01; 3.02
Amended April 21, 1987 - Article 5
Amended April 24, 1996 - Section 2.13
Amended March 26, 1997 - Section 1.06

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